FIRST AMENDMENT TO
PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”), dated as of May 31, 2011, is entered into between FERRO PFANSTIEHL LABORATORIES, INC. (the “Seller”) and FERRO CORPORATION (the “Purchaser”).

RECITALS

1. The Purchaser and the Seller are parties to the Purchase Agreement, dated as of June 2, 2009 (as amended, supplemented or otherwise modified through the date hereof, the “Purchase Agreement”).

2. Each of the parties hereto desires to amend the Purchase Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms that are used herein without definition shall have the meanings set forth in the Purchase Agreement or in the Receivables Purchase Agreement (as defined in the Purchase Agreement).

2. Amendments to the Purchase Agreement. The Purchase Agreement is hereby amended as follows:

(a) Section 4.01(g) of the Purchase Agreement is hereby amended to delete the word “may” and insert the phrase “could reasonably be expected to” in replacement thereof.

(b) Section 4.01(q) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(q) Seller has (i) timely filed all federal tax returns required to be filed, (ii) timely filed all other material state and local tax returns (other than with respect to such state and local tax returns for the tax year 2005, which have been filed prior to the date hereof) and (iii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges, other than (A) any tax, assessment or governmental charge which is being contested in good faith and by proper proceedings, and with respect to which the obligation to pay such amount is adequately reserved against in accordance with generally accepted accounting principles or (B) where the failure to so file or pay could not reasonably be expected to have a Material Adverse Effect. Seller will also pay when due any taxes payable in connection with the Receivables originated by it, exclusive of taxes on or measured by income or gross receipts of Purchaser and its assigns.”

(c) The following new Section to the Purchase Agreement is added immediately following Section 4.01 thereof:

“SECTION 4.02. Ordinary Course. Each of the Seller and Purchaser represents and warrants as to itself that each remittance of Collections by the Seller to the Purchaser under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchaser and (ii) made in the ordinary course of business or financial affairs of the Seller and the Purchaser.”

(d) The second sentence of Section 5.01(i) of the Purchase Agreement is hereby amended to delete the word “immediately” and insert the word “promptly” in replacement thereof.

3. Representations and Warranties. Each of the Seller and the Purchaser represents and warrants that:

(a) Representations and Warranties. Immediately after giving effect to this Amendment, each representation and warranty made by it in the Purchase Agreement and in the other Transaction Documents is true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representation or warranty was true and correct as of such earlier date).

(b) Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Purchase Agreement, as amended hereby, are within each of its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Purchase Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.

(c) No Default. Immediately after giving effect to this Amendment, no Event of Termination or Incipient Event of Termination has occurred and is continuing.

In addition, each party hereto acknowledges that, on or about April 30, 2010, Ferro Color merged with and into the Purchaser and that the Seller is the only “Seller” for purposes of the Purchase Agreement.

4. Effect of Amendment. All provisions of the Purchase Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Purchase Agreement (or in any other Transaction Document) to the “Purchase Agreement”, or to “hereof”, “herein” or words of similar effect referring to the Purchase Agreement, shall be deemed to be references to the Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Purchase Agreement other than as set forth herein.

5. Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

(a) counterparts of that certain Amended and Restated Receivables Purchase Agreement, dated as of the date hereof, by and among the parties thereto, together with evidence that each of the conditions precedent to effectiveness set forth therein have been satisfied;

(b) counterparts of this Amendment duly executed by each of the parties hereto; and

(c) such other documents, agreements, instruments, and opinions as the Administrator may request in connection with this Amendment.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery by facsimile or email of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to any otherwise applicable principles of conflicts of law).

8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Purchase Agreement, any other Transaction Document or any provision hereof or thereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

FERRO PFANSTIEHL LABORATORIES, INC.,
as Seller

By: /s/ John T. Bingle
Name: John T. Bingle
Title: Treasurer

FERRO CORPORATION,

as Purchaser

By: /s/ John T. Bingle
Name: John T. Bingle
Title: Treasurer

ACKNOWLEDGED AND AGREED:
FERRO CORPORATION,
as Collection Agent
By:	/s/ John T. Bingle

Name: John T. Bingle

Title: Treasurer